                                                              EXHIBIT (a)(1)(vi)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended.

------------------------------------------------------       ------------------------------------------------------
                                                                                         GIVE THE NAME AND EMPLOYER
                            GIVE THE NAME AND SOCIAL                                     IDENTIFICATION NUMBER OF--
                            SECURITY NUMBER OF--
FOR THIS TYPE OF ACCOUNT:                                    FOR THIS TYPE OF ACCOUNT:
------------------------------------------------------       ------------------------------------------------------
1. Individual               The individual                   6.  Sole proprietorship     The owner(3)

2. Two or more individuals  The actual owner of the          7.  A valid trust, estate   The legal entity(4)
    (joint account)         account or, of combined          or pension trust
                            funds, the first
                            individual on the
                            account(1)

3. Custodian account of a   The minor(2)                     8.  Corporate               The corporation
   minor (Uniform Gift to
   Minors Act)

4. a. The usual revocable   The grantor-trustee(1)           9.  Association, club,      The organization
    savings trust account                                        religious, charitable,
    (grantor is also                                             educational or other
    trustee)                                                     tax-exempt
                                                                 organization

 b. So-called trust         The actual owner(1)              10. Partnership             The partnership
    account that is not a
    legal or valid trust
    under state law

5. Sole proprietorship      The owner(3)                     11. A broker or registered  The broker or nominee
                                                                 nominee

                                                             12. Account with the        The public entity
                                                                 Department of
                                                                 Agriculture in the
                                                                 name of a public
                                                                 entity (such as a
                                                                 State or local
                                                                 government, school
                                                                 district or prison)
                                                                 that receives
                                                                 agricultural program
                                                                 payments
------------------------------------------------------       ------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from withholding include:

    - An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

    - The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

    - An international organization or any agency or instrumentality thereof.

    - A foreign government or any political subdivision, agency or instrumentality thereof.

    Payees that may be exempt from backup withholding include:

    - A corporation.

    - A financial institution.

    - A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under Section 584(a).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A middleman known in the investment community as a nominee or custodian or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

    - A futures commission merchant registered with the Commodity Futures Trading Commission.

    - A foreign central bank of issue.

    Payments of dividends and patronage dividends generally exempt from backup withholding include:

    - Payments to nonresident aliens subject to withholding under Section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

    - Payments of patronage dividends not paid in money.

    - Payments made by certain foreign organizations.

    - Section 404(k) payments made by an ESOP.

    Payments of interest generally exempt from backup withholding include:

    - Payments of interest on obligations issued by individuals.

    NOTE: You may be subject to backup withholding if $600 or more of interest is paid in the course of the payer's trade or business to a payee and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

    - Payments described in Section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under Section 1451.

    - Payments made by certain foreign organizations.

    - Mortgage interest paid to you.

    Certain payments other than interest, dividends and patronage dividends that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N
and the regulations promulgated thereunder.

    EXEMPT PAYEES DESCRIBED ABOVE MUST FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS).

    PRIVACY ACT NOTICE--Section 6109 requires you to provide your correct taxpayer identification numbers to payers, who must report the payments to the IRS. The IRS uses the numbers for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

    (1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.